Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eton Pharmaceuticals, Inc. of our report dated March 16, 2023, relating to the financial statements of Eton Pharmaceuticals, Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 appearing in the Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ KMJ Corbin & Company LLP

Irvine, California
March 20, 2023